UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 23, 2008

GUARANTY FINANCIAL GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	Commission File Number	74-2421034
(State or other jurisdiction of incorporation or organization)	001-33661	(I.R.S. Employer Identification No.)

1300 MoPac Expressway South

Austin, Texas 78746

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code:(512) 434-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Benefit Plans.

On January 23, 2008, Guaranty Financial Group Inc. (the “Company”) received notice of a blackout period (the “Notice”) pursuant to Section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974, as amended, with respect to the Guaranty Financial Group Inc. Savings and Retirement Plan (the “Plan”). The blackout period relates to the transfer of certain participant accounts from the Temple-Inland Savings Plan to the Plan. Approximately 2.4 percent of Plan participants will be affected by the blackout.

The blackout period is expected to begin February 26, 2008, and expected to end during the week of March 9, 2008. Affected participants under the Plan will not be able to make exchanges or asset allocation changes (including such changes to funds under the Plan that invest in the Company’s common stock), or request a loan, withdrawal, or final distribution of Plan accounts, for the duration of the blackout period described in the Notice.

The blackout period described in the Notice will not prohibit the Company’s directors and executive officers from engaging in transactions regarding shares of the Company’s common stock outside of the Plan.

Inquiries regarding the blackout period should be directed to Vanguard using the contact information stated in the Notice.

The Notice is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

99.1	Notice

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUARANTY FINANCIAL GROUP INC.
Date: January 28, 2008	By:	/s/ Scott A. Almy
Name: Scott A. Almy
Title: Executive Vice President

EXHIBIT INDEX

99.1	Notice